Exhibit 5.8

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

April 1, 2013

Reliance Steel & Aluminum Co.

350 South Grand Avenue, Suite 5100

Los Angeles, CA  90071

Ladies and Gentlemen:

We have acted as special counsel to McKey Perforating Co., Inc., a Wisconsin corporation (the “Company”), and have acted as such in connection with the preparation and filing by Reliance Steel & Aluminum Co., a California corporation (“Reliance”), and the other Guarantors (defined below) of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by Reliance of certain securities, including Reliance’s debt securities (the “Debt Securities”), together with the guarantees thereof (the “Guarantees”) by the guarantors named in the Registration Statement (the “Guarantors”), to be issued in one or more series pursuant to a form of indenture among Reliance, the Guarantors and the trustee to be named therein (the “Indenture”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Company’s articles of incorporation, as amended, and bylaws, and such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions.  In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents.  In making our examination of executed documents and documents to be executed, we have assumed (i) that the parties thereto (other than the Company) had or will have the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder, (ii) the due delivery by such parties of such documents and (iii) that such documents constitute or will constitute valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein, which we have not independently established or verified, we have relied upon statements and representations of officers and representatives of the Company.

Based upon the foregoing, it is our opinion that:

1.                                      The Company is a corporation validly existing under the laws of the State of Wisconsin.

2.                                      The Company has the corporate power under the laws of the State of Wisconsin to create, enter into and perform its obligations under the Indenture.

Our opinion in paragraph 1 as to the valid existence of the Company is based solely on a certificate of status of the Wisconsin Department of Financial Institutions, dated March 29, 2013.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Wisconsin.  This opinion is limited to the effect of the current state of the laws of the State of Wisconsin and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  Davis Polk & Wardwell LLP, special counsel to Reliance, may rely upon this opinion in connection with the registration of the Debt Securities and the Guarantees under the Securities Act and the offering of the Debt Securities and the Guarantees.

Very truly yours,

/s/ Foley & Lardner LLP